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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS





Board of Directors
One Voice Technologies, Inc.
San Diego, California

We consent to the incorporation of our Independent Auditors' Report dated January 25, 2002, on the financial statements of One Voice Technologies, Inc. for the years ended December 31, 2001 and 2000, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around December 3, 2002.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
December 3, 2002